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EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 15, 2000 relating to the financial statements of Incara Pharmaceuticals Corporation, which appear in Incara Pharmaceuticals Corporation's Annual Report on Form 10-K for the year ended September 30, 2000.

  /s/ PricewaterhouseCoopers L.L.P.
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PricewaterhouseCoopers L.L.P.


Raleigh, North Carolina
April 10, 2001